News Release Questar Corporation 333 South State Street P.O. Box 45433 Salt Lake City, UT 84145-0433
Exhibit 99.1

August 5, 2015
(N)
NYSE:STR
15-15

Contact:    Tony Ivins
Business:    (801) 324-5218
Media:        Chad Jones
Business:    (801) 324-5495

QUESTAR REPORTS SECOND-QUARTER 2015 EARNINGS OF $40.6 MILLION
Maintains 2015 EPS guidance

SALT LAKE CITY - Questar Corporation (NYSE:STR) reported second-quarter 2015 net income of $40.6 million, or $0.23 per diluted share compared to second-quarter 2014 net income of $40.3 million, or $0.23 per diluted share. Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the quarter were down 5% to $130.1 million compared to $137.3 million in the year-ago period. Return on average common equity (ROE) was 17.6% for the 12 months ended June 30, 2015.
NET INCOME (LOSS) BY SUBSIDIARY

	3 Months Ended June 30,
	2015	2014	Change
	(in millions, except earnings per share)
Questar Gas	$(2.8)	$(3.3)	$0.5	15%
Wexpro	27.9	30.1	(2.2)	(7%)
Questar Pipeline	15.2	15.7	(0.5)	(3%)
Corporate and other	0.3	(2.2)	2.5	114%
Total net income	$40.6	$40.3	$0.3	1%
Earnings per diluted share	$0.23	$0.23	$—	—%
Weighted-average diluted shares	176.6	176.1	0.5	—%

ADJUSTED EBITDA BY SUBSIDIARY(a)

	3 Months Ended June 30,
	2015	2014	Change
	(in millions)
Questar Gas	$16.2	$15.1	$1.1	7%
Wexpro	65.4	76.4	(11.0)	(14%)
Questar Pipeline	44.2	45.0	(0.8)	(2%)
Corporate and other	4.3	0.8	3.5	438%
Total Adjusted EBITDA	$130.1	$137.3	$(7.2)	(5%)
(a) Management defines Adjusted EBITDA as net income (loss) before gains and losses from asset sales, interest expense, depreciation, depletion and amortization, abandonments and impairments, other special items and income taxes. See computations on the last page of the attached financial statements.

“Questar continues to perform in line with our expectations, with net income and earnings per share (EPS) matching last year’s performance,” said Ronald W. Jibson, Questar chairman, president and CEO. “Questar Gas generated a small seasonal net loss typical for the quarter. Wexpro and Questar Pipeline incomes were down 7% and 3%, respectively, compared to last year’s second quarter, reflecting the continuing negative impact of low commodity prices on current development and growth opportunities. Adjusted EBITDA in the second quarter of 2015 was down 5%, at $130.1 million, compared to the 2014 quarter. Low commodity prices and other uncertainties could further impact our performance in 2015, but we remain comfortable with our current 2015 earnings guidance range of $1.20 to $1.30 per diluted share.”
Recent highlights include:

•
Questar Gas’s 12-month customer growth rose to 2.6%, or nearly 24,900 net new customers, including the addition of more than 6,500 customers from the acquisition of the municipal gas-distribution system from Eagle Mountain City in March 2015.

•	Questar Gas invested $20.2 million in its infrastructure-replacement program in the quarter and $33.1 million for the first six months of 2015.

•	Wexpro earned a 17.6% return on its average investment base for the 12 months ended June 30, 2015.

•	Wexpro sold its Brady field production assets in southern Wyoming, resulting in a $1 million after-tax gain for Wexpro and a $3.8 million cost-of-service reduction for Questar Gas customers.

•	Questar Fueling opened a new high-volume compressed natural gas (CNG) fueling station in San Antonio, Texas, its seventh location, and expects to open three additional stations in 2015.

 Questar Gas
Questar Gas reported a seasonal net loss of $2.8 million for the quarter compared to a net loss of $3.3 million for the 2014 quarter. Because of the seasonal nature of its business, Questar Gas usually reports losses in the second and third quarter each year. Adjusted EBITDA amounted to $16.2 million in the current quarter compared to $15.1 million in the 2014 quarter. On a financial basis, Questar Gas earned a 9.86% ROE for the 12 months ended June 30, 2015. Changes in Questar Gas margin (revenues less cost of gas sold) are summarized in the following table:
CHANGE IN QUESTAR GAS MARGIN

3 Months Ended June 30, 2015 vs. 2014
(in millions)
Customer growth	$0.6
Transportation	0.3
Change in general-service rates	0.4
Infrastructure-replacement cost recovery	0.5
Energy-efficiency program cost recovery	(2.2)
Other	0.3
Decrease	$(0.1)
As of June 30, 2015, Questar Gas served 978,674 customers, an increase of 24,864, or 2.6%, including the addition of more than 6,500 customers from the acquisition of Eagle Mountain City’s gas distribution system in the first quarter of 2015. Customer growth was 1.6% for the prior-year period. Customer growth has gradually accelerated over the past several years. New customers increased margin by $0.6 million for the quarter. Transportation growth increased margin by $0.3 million from the addition of new transportation customers and new transportation rates. The change in general-service rates added $0.4 million, primarily due to increased rates under the March 2015 rate order in Wyoming. The infrastructure-replacement program added $0.5 million to margin. The largest change in margin, a decrease of $2.2 million, was from the energy-efficiency program (previously referred to as demand-side management) cost-recovery revenues, which are offset by equivalent changes in the program's expenses. An important measure of operating efficiency is the combined operating and maintenance (O&M) and general and administrative (G&A) expense. Excluding energy-efficiency costs, combined O&M and G&A costs were $35 per customer for the three months ended June 30, 2015, the same as the 2014 period.

Questar Gas continues to replace older large-diameter high-pressure pipe and intermediate high-pressure belt mains utilizing an infrastructure-cost-tracking mechanism approved by the Public Service Commission of Utah. The program allows investments in completed projects to be placed into rate base and earned on without going through a general rate case. Questar Gas is allowed to recover up to $65 million annually under this tracker. The company expects to spend close to the full $65 million allowed in 2015, and to maintain annual replacement spending near that level for the next several years. Under the 2014 Utah Public Service Commission rate order, Questar Gas received an authorized ROE of 9.85%.
Questar Gas integrates Eagle Mountain City’s gas-distribution system
In the second quarter of 2015, Questar Gas integrated the newly acquired gas-distribution assets of Eagle Mountain City into its existing system. The municipality’s gas system was about 15 years old and consisted of six miles of steel high-pressure pipeline and 120 miles of intermediate high-pressure main lines and service lines. The acquisition added over 6,500 customers in northern Utah’s fastest-growing city. The city, located about 40 miles southwest of Salt Lake City, incorporates one of the state’s largest geographical footprints, so it has ample room to continue its rapid growth.
Wexpro
Wexpro's second-quarter 2015 net income fell 7% to $27.9 million, compared to $30.1 million in the second quarter of 2014. Adjusted EBITDA fell 14% to $65.4 million in the current quarter versus $76.4 million last year. Wexpro's total investment base at quarter-end was $629.5 million, 7% lower than the year-ago quarter-end. The decrease reflects reduced investment in commercial wells because the resulting cost-of-service gas price would not be competitive with the forward price curve for natural gas. Wexpro earned a 17.6% after-tax return on its average total investment base for the 12 months ended June 30, 2015. This included a 19.5% return on the original Wexpro investment base and a 7.7% return on the recently acquired assets in the Wexpro II investment base. The 1981 Wexpro Agreement with the states of Utah and Wyoming allows Wexpro to recover its costs and earn an unlevered after-tax return, currently 19.76%, on gas development drilling. The Wexpro II Agreement, approved in 2014, allows Wexpro to make acquisitions of energy-development properties and earn the utility’s cost of capital, currently 7.65%, on the cost of approved acquisitions. Subsequent successful development spending on those acquisitions will earn the same return as under the original 1981 Wexpro Agreement.

Wexpro produced 14.3 Bcf of cost-of-service gas for Questar Gas in the second quarter of 2015, down 19% from 17.7 Bcf in the year-ago quarter. Cost-of-service production for the year-to-date and trailing 12 months ended June 30, 2015, amounted to 29.3 Bcf and 56.6 Bcf, respectively, compared to 36.2 Bcf and 65.2 Bcf over the same periods in 2014. Wexpro's natural gas production currently provides the majority of the utility's annual gas-supply requirements. Revenues from oil and natural gas liquids (NGL) sales decreased 56% in the quarter compared to the same period in 2014 due to lower production volumes and prices. Oil and NGL revenues are shared with Questar Gas customers after production expenses and the allowed returns are covered.
A summary of changes in Wexpro's investment base is provided below:
CHANGE IN WEXPRO INVESTMENT BASE

12 Months Ended June 30, 2015
(in millions)
Beginning investment base	$674.5
Successful development wells	36.1
Depreciation, depletion and amortization	(88.2)
Change in deferred income taxes	7.1
Ending investment base	$629.5
Wexpro's operator service fee was down 20% in the second quarter of 2015, reflecting reduced returns on the lower investment base and the lower cost-of-service expense reimbursements on declining production. Operating and maintenance expenses were down 16% in the second quarter of 2015, primarily due to lower workover costs. Other operating expenses, such as production taxes and depreciation, were also down due to the lower volumes and prices. In the second quarter, Wexpro recorded a $1 million after-tax gain on its share of the sales proceeds of the Brady Field in June 2015. Questar Gas customers realized a $3.8 million reduction in cost-of-service gas prices from the sale.
Wexpro continues to evaluate acquisition opportunities and plans to spend an average of $50 million annually on acquisitions that will fit the cost-of-service model in the Wexpro II Agreement by providing long-lived and low-cost natural gas production. Both customers and shareholders can benefit over the long term from the acquisition and development of such properties, especially those located close to Questar Gas’s market area. Appropriate acquisitions and their subsequent development as cost-of-service properties can help insure the long-term growth of Wexpro’s investment base and earnings beyond the productive life of the company’s current properties. The recent $50 million Canyon Creek acquisition in the Vermillion Basin will be submitted soon for regulatory review under the Wexpro II Agreement.
Market prices for natural gas have declined significantly resulting in Wexpro's cost-of-service price exceeding the market price. Consequently, Wexpro has scaled back its gas development drilling program in 2015 and limited its investment to the completion of wells drilled in 2014. Wexpro generally designs its annual drilling program to provide cost-of-service production that is, on average, at or below the current five-year Rockies-adjusted NYMEX forward price curve. Based on current natural gas prices, it would be difficult for new drilling under the existing Wexpro agreements to meet this standard.
For future drilling investment, Wexpro is exploring options that could allow Wexpro to invest in developmental drilling within the next few years. These options may include lowering the return earned on future development drilling under both the Wexpro and Wexpro II agreements and would not alter the return currently earned on Wexpro's existing investment base.
Wexpro has an agreement in place with a major utility to pursue the acquisition and development of upstream natural gas reserves under a cost-of-service arrangement. This arrangement is designed to provide a long-term hedge against future commodity-price volatility. Appropriate acquisitions that meet the necessary asset quality, cost and longevity criteria could range in size from $50 to $500 million. Wexpro and its development partner are actively evaluating acquisition opportunities at this time.
Questar Pipeline
Questar Pipeline’s second-quarter 2015 net income decreased 3% to $15.2 million, compared to $15.7 million a year ago. Questar Pipeline generated $44.2 million of Adjusted EBITDA in the second quarter and earned a 10.6% ROE for the 12 months ended June 30, 2015. The decline in net income was primarily due to lower NGL sales caused by lower volumes and prices. Depreciation and amortization expenses were essentially unchanged from a year ago. Questar Pipeline's combined O&M and G&A costs were up 4% for the recent quarter when compared to the same quarter in 2014. A summary of changes in Questar Pipeline revenues is provided below:

CHANGE IN QUESTAR PIPELINE REVENUES

3 Months Ended June 30, 2015 vs. 2014
(in millions)
Transportation	$0.4
Storage	—
NGL sales	(1.4)
Energy services	(0.4)
Other	(0.1)
Decrease	$(1.5)
At June 30, 2015, Questar Pipeline held net firm-transportation contracts totaling 5,143 thousand decatherms (Mdth) per day, up from 5,060 Mdth per day at June 30, 2014. Revenues were down 2% for the quarter primarily due to lower NGL sales. Transportation, storage, energy services and other revenues were relatively steady in the second quarter of 2015 compared to the same period in 2014.
Questar Southern Trails Pipeline
Questar Pipeline and its partner, a unit of Spectra Energy, have been unable to obtain a suitable site for a rail terminal in Southern California to support a conversion of the western segment of the Southern Trails Pipeline to crude oil transportation. As a result, development of the project has been delayed and the project will not be in service by 2017 as previously targeted. Questar and Spectra are now evaluating additional alternatives for the conversion of some or all of the Southern Trails Pipeline to transport crude oil. These alternatives include evaluation of other rail terminal locations or conversion of the entire pipeline to oil service from the San Juan Basin. Questar is also evaluating options to sell the Southern Trails Pipeline. Some of the pipeline conversion alternatives may require constructing a 110-mile pipeline segment in California to reconnect the eastern and western segments of Southern Trails. A decision on the future direction of the project is expected in the next six months.
Questar Fueling
Questar Fueling Company continues to develop high-capacity fast-fill and time-fill CNG-fueling stations, primarily for trucking-fleet applications. The newest station was opened in San Antonio, Texas, during the recent quarter. Six other facilities are currently in operation, including three in Texas, two in Kansas and one in Utah. Additional locations are in various stages of development in Arizona, California, Colorado, Connecticut and Nevada. Three more stations are expected to open in 2015. Questar continues to see significant long-term growth potential for the use of natural gas for transportation and expects to spend up to $25 million annually to develop high-capacity CNG fueling facilities.
Corporate and other
Corporate and other operations, which include Questar Fueling, reported net income of $0.3 million in the second quarter of 2015, compared to a net loss of $2.2 million in the second quarter of 2014. The improvement was primarily due to mark-to-market adjustments on deferred and share-based compensation. Questar Fueling had a net loss of $0.4 million in the recent quarter compared to $0.3 million in the year-ago period.
Maintains 2015 EPS guidance
    Questar maintains its 2015 EPS guidance range at $1.20 to $1.30 per diluted share. “In spite of a tough commodity price environment, we have had a steady first half of 2015,” Jibson said. “We expect to deliver solid results for the full year within the guidance range given earlier. Questar Gas’s continuing customer growth and infrastructure spending bodes well for its continued strong performance. As you know, Wexpro and Questar Pipeline’s core businesses remain challenged due to very low commodity prices that have limited traditional growth opportunities. Wexpro’s third-party cost-of-service development efforts have the potential to provide a new growth opportunity for Questar over the coming years. And, Questar Fueling’s evolution as a major player in the new CNG-fueling-for-trucking market may add to future growth. We plan to continue to invest in the long-term growth of the company, with the ultimate goals of providing exceptional service and value to our customers and superior long-term returns to our shareholders.”
Second-Quarter 2015 earnings teleconference
Questar management will discuss second-quarter 2015 results and the outlook for the remainder of 2015 in a conference call with investors Thursday, Aug. 6, beginning at 9:30 a.m. ET. The call can be accessed on the company website at www.questar.com.
About Questar Corporation

Questar is a Rockies-based integrated natural gas company with an enterprise value of about $5.4 billion, operating through three principal subsidiaries:

•	Questar Gas Company provides retail natural gas distribution in Utah, Wyoming and Idaho;

•	Wexpro Company develops and produces natural gas from cost-of-service reserves for Questar Gas customers; and

•	Questar Pipeline Company operates interstate natural gas pipelines and storage facilities in the western U.S. and provides other energy services.
Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

•	the risk factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and subsequent SEC filings;

•	general economic conditions, including the performance of financial markets and interest rates;

•	changes in energy commodity prices;

•	changes in industry trends;

•	actions of regulators;

•	changes in laws or regulations; and

•	other factors, most of which are beyond Questar's control.

Questar undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.
# # #
For more information, visit Questar's website at www.questar.com.

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2015	2014	2015	2014	2015	2014
	(in millions, except per-share amounts)
REVENUES
Questar Gas	$141.7	$145.0	$516.5	$541.3	$936.1	$968.1
Wexpro	10.1	7.8	16.4	20.1	31.9	46.4
Questar Pipeline	46.5	48.1	93.3	96.1	187.4	190.3
Other	1.0	0.4	1.7	0.7	3.6	0.9
Total Revenues	199.3	201.3	627.9	658.2	1,159.0	1,205.7

OPERATING EXPENSES
Cost of sales (excluding operating expenses shown separately)	(9.0)	(24.3)	122.8	123.9	185.2	217.4
Operating and maintenance	40.5	42.5	92.8	99.4	187.6	190.3
General and administrative	27.4	29.2	56.8	59.5	120.0	112.3
Production and other taxes	12.8	18.7	26.6	36.6	56.2	64.0
Depreciation, depletion and amortization	53.6	56.8	107.9	112.1	209.5	210.9
Abandonment and impairment	0.1	2.0	0.1	2.0	0.1	82.6
Total Operating Expenses	125.4	124.9	407.0	433.5	758.6	877.5
Net gain (loss) from asset sales	1.4	0.1	1.4	0.1	2.5	(0.2)
OPERATING INCOME	75.3	76.5	222.3	224.8	402.9	328.0
Interest and other income	1.5	1.2	2.9	3.0	6.5	6.8
Income from unconsolidated affiliate	1.0	0.9	1.9	1.8	3.6	3.6
Interest expense	(15.8)	(15.8)	(31.7)	(31.6)	(63.2)	(59.7)
INCOME BEFORE INCOME TAXES	62.0	62.8	195.4	198.0	349.8	278.7
Income taxes	(21.4)	(22.5)	(70.2)	(72.6)	(123.5)	(104.4)
NET INCOME	$40.6	$40.3	$125.2	$125.4	$226.3	$174.3

EARNINGS PER COMMON SHARE
Basic	$0.23	$0.23	$0.71	$0.71	$1.29	$0.99
Diluted	0.23	0.23	0.71	0.71	1.28	0.99
Weighted-average common shares outstanding
Used in basic calculation	176.4	175.8	176.3	175.7	176.1	175.7
Used in diluted calculation	176.6	176.1	176.5	176.1	176.4	176.1
Dividends per common share	$0.21	$0.19	$0.42	$0.37	$0.80	$0.73

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2015	2014	2015	2014	2015	2014
	(in millions)
Net income	$40.6	$40.3	$125.2	$125.4	$226.3	$174.3
Other comprehensive income (loss):
Pension and other postretirement benefits	6.0	4.5	12.0	8.8	(93.7)	161.9
Interest rate cash flow hedge amortization	0.2	0.1	0.4	0.3	0.6	0.5
Commodity cash flow hedge	(0.3)	—	(0.3)	—	(0.3)	—
Income taxes	(2.2)	(1.8)	(4.6)	(3.6)	35.9	(62.3)
Net other comprehensive income (loss)	3.7	2.8	7.5	5.5	(57.5)	100.1
COMPREHENSIVE INCOME	$44.3	$43.1	$132.7	$130.9	$168.8	$274.4

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2015	2014	2015	2014	2015	2014
	(in millions)
Revenues from Unaffiliated Customers
Questar Gas	$141.7	$145.0	$516.5	$541.3	$936.1	$968.1
Wexpro	10.1	7.8	16.4	20.1	31.9	46.4
Questar Pipeline	46.5	48.1	93.3	96.1	187.4	190.3
Other	1.0	0.4	1.7	0.7	3.6	0.9
Total	$199.3	$201.3	$627.9	$658.2	$1,159.0	$1,205.7

Revenues from Affiliated Companies
Questar Gas	$—	$—	$—	$—	$—	$0.2
Wexpro	75.6	94.9	160.4	184.0	326.7	331.7
Questar Pipeline	17.8	17.7	37.2	37.0	73.9	76.5
Total	$93.4	$112.6	$197.6	$221.0	$400.6	$408.4

Operating Income (Loss)
Questar Gas	$1.4	$0.3	$78.0	$70.1	$117.4	$105.5
Wexpro	41.8	45.8	83.5	94.3	172.5	180.8
Questar Pipeline	29.3	30.4	56.7	60.5	113.8	37.7
Corporate and other	2.8	—	4.1	(0.1)	(0.8)	4.0
Total	$75.3	$76.5	$222.3	$224.8	$402.9	$328.0

Net Income (Loss)
Questar Gas	$(2.8)	$(3.3)	$41.0	$36.3	$59.9	$53.3
Wexpro	27.9	30.1	55.6	61.9	116.5	117.8
Questar Pipeline	15.2	15.7	29.1	31.4	58.3	9.3
Corporate and other	0.3	(2.2)	(0.5)	(4.2)	(8.4)	(6.1)
Total	$40.6	$40.3	$125.2	$125.4	$226.3	$174.3

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)

	3 Months Ended		6 Months Ended		12 Months Ended
	June 30,		June 30,		June 30,
	2015	2014	2015	2014	2015	2014
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial sales	13.9	14.5	51.0	58.4	90.6	105.1
Industrial sales	0.9	1.0	1.8	2.1	4.0	4.4
Transportation for industrial customers	18.8	18.1	36.4	38.6	79.1	73.5
Total industrial	19.7	19.1	38.2	40.7	83.1	77.9
Total deliveries	33.6	33.6	89.2	99.1	173.7	183.0

Natural gas revenue (per dth)
Residential and commercial sales	$9.03	$8.61	$9.44	$8.58	$9.45	$8.46
Industrial sales	6.55	6.35	6.87	6.48	7.38	6.64
Transportation for industrial customers	0.25	0.24	0.27	0.22	0.24	0.22
Warmer than normal temperatures	(19%)	(16%)	(23%)	(16%)	(21%)	(9%)
Temperature-adjusted usage per customer (dth)	14.8	17.2	60.0	67.2	101.7	111.3
Customers at June 30, (thousands)	979	954

WEXPRO
Production volumes
Natural gas - cost-of-service deliveries (Bcf)	14.3	17.7	29.3	36.2	56.6	65.2
Natural gas - sales (Bcf)	1.2	0.1	2.4	0.5	2.7	1.9
Oil and NGL (Mbbl)	106	143	233	309	511	615
Natural gas average sales price (per Mcf)	$2.62	$3.82	$2.86	$4.49	$3.05	$3.96
Oil and NGL average sales price (per bbl)	$46.52	$89.42	$41.03	$86.77	$57.15	$87.17
Investment base at June 30, (in millions)	$629.5	$674.5

QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	183.5	188.1	355.8	357.8	719.4	739.4
For Questar Gas	13.8	17.8	55.1	64.0	107.3	116.8
Total transportation	197.3	205.9	410.9	421.8	826.7	856.2

Transportation revenue (per dth)	$0.25	$0.23	$0.24	$0.23	$0.24	$0.23
Net firm-daily transportation demand at June 30, (Mdth)	5,143	5,060
Natural gas processing
NGL sales (Mbbl)	32	37	61	69	120	147
NGL average sales price (per bbl)	$23.45	$57.99	$22.36	$59.91	$34.72	$59.73

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	June 30,	December 31,
	2015	2014	2014
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$—	$—	$32.0
Accounts receivable, net	53.3	72.5	118.1
Unbilled gas accounts receivable	11.6	15.4	93.7
Inventories	61.3	54.2	74.1
Current regulatory assets	57.1	59.0	79.6
Prepaid expenses and other	10.2	9.6	11.2
Deferred income taxes - current	8.3	14.5	5.8
Total Current Assets	201.8	225.2	414.5
Property, Plant and Equipment	6,057.2	5,789.9	5,961.5
Accumulated depreciation, depletion and amortization	(2,272.5)	(2,158.4)	(2,226.0)
Net Property, Plant and Equipment	3,784.7	3,631.5	3,735.5
Investment in unconsolidated affiliate	24.3	25.0	24.7
Noncurrent regulatory and other assets	74.1	69.5	75.0
TOTAL ASSETS	$4,084.9	$3,951.2	$4,249.7

LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$2.5	$0.9	$—
Short-term debt	228.0	177.0	347.0
Accounts payable, accrued expenses and other	201.0	208.5	234.9
Current regulatory liabilities	2.6	13.6	13.4
Current portion of long-term debt and capital lease obligation	277.3	0.9	26.1
Total Current Liabilities	711.4	400.9	621.4
Long-term debt and capital lease obligation, less current portion	1,004.8	1,284.0	1,257.5
Deferred income taxes	715.6	711.0	715.6
Noncurrent regulatory and other liabilities	344.3	285.8	409.0
COMMON SHAREHOLDERS' EQUITY
Common Shareholders' Equity	1,308.8	1,269.5	1,246.2
TOTAL LIABILITIES AND COMMON SHAREHOLDERS' EQUITY	$4,084.9	$3,951.2	$4,249.7

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	6 Months Ended
	June 30,
	2015	2014
	(in millions)
OPERATING ACTIVITIES
Net income	$125.2	$125.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	111.3	116.4
Deferred income taxes	(7.2)	(4.6)
Abandonment and impairment	0.1	2.0
Share-based compensation	6.3	6.0
Net (gain) from asset sales	(1.4)	(0.1)
(Income) from unconsolidated affiliate	(1.9)	(1.8)
Distributions from unconsolidated affiliate and other	2.6	2.9
Changes in operating assets and liabilities	66.2	37.6
NET CASH PROVIDED BY OPERATING ACTIVITIES	301.2	283.8

INVESTING ACTIVITIES
Property, plant and equipment	(127.3)	(134.4)
Questar Gas acquisition of gas distribution system	(11.4)	—
Cash used in disposition of assets	(1.8)	(1.7)
Proceeds from disposition of assets	1.1	0.8
NET CASH USED IN INVESTING ACTIVITIES	(139.4)	(135.3)

FINANCING ACTIVITIES
Common stock	(2.6)	(1.9)
Change in short-term debt	(119.0)	(99.0)
Checks outstanding in excess of cash balances	2.5	0.9
Capital lease obligation repaid	(0.6)	(0.5)
Dividends paid	(74.1)	(65.0)
Tax benefits from share-based compensation	—	1.0
NET CASH USED IN FINANCING ACTIVITIES	(193.8)	(164.5)
Change in cash and cash equivalents	(32.0)	(16.0)
Beginning cash and cash equivalents	32.0	16.0
Ending cash and cash equivalents	$—	$—

QUESTAR CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide alternative methods for assessing the Company's ongoing operating results. The Company's management uses these non-GAAP financial measures for the same purposes, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures calculated in accordance with GAAP.

1. Management believes that net income, diluted earnings per common share and return on average common equity (ROE) before the third-quarter 2013 impairment of the eastern segment of Questar Pipeline's Southern Trails Pipeline are useful measures to assess ongoing results of operations because of the impairment charge's infrequent and nonrecurring nature.

The following table reconciles GAAP net income and diluted earnings per common share to non-GAAP adjusted earnings and diluted earnings per common share before the third-quarter 2013 impairment of the eastern segment of Southern Trails Pipeline for the 12 months ended June 30, 2014. The table also reconciles GAAP ROE to non-GAAP adjusted ROE before the impairment charge for the same period.

	Questar Consolidated	Questar Pipeline
	12 Months Ended
	June 30, 2014
	(in millions, except EPS)
Net income [1]	$174.3	$9.3
Asset impairment charge	80.6	80.6
Income taxes on asset impairment charge	(28.2)	(28.2)
After-tax asset impairment charge	52.4	52.4
Adjusted earnings before asset impairment charge [2]	$226.7	$61.7

EARNINGS PER COMMON SHARE
Diluted earnings per share	$0.99
Diluted loss per share attributable to asset impairment	0.29
Adjusted diluted earnings per share before asset impairment	$1.28
Weighted-average common shares outstanding
Used in diluted calculation	176.1

Return on Average Common Equity
Average common shareholders' equity [3]	$1,185.6	$579.1
Change in average shareholders' equity attributable to asset impairment	26.2	26.2
Average common shareholders' equity before asset impairment [4]	$1,211.8	$605.3

Return on average common equity [1] ÷ [3]	14.7%	1.6%
Change in ROE attributable to asset impairment charge	4.0%	8.6%
Adjusted ROE before asset impairment charge [2] ÷ [4]	18.7%	10.2%

2. Management defines Adjusted EBITDA as net income (loss) before the following items: interest expense, income taxes, depreciation, depletion and amortization, net gain or loss from asset sales, abandonments and impairments, and other special items. Management believes Adjusted EBITDA is an important measure of the Company's financial performance and a key measure for comparing results to other companies.

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the three months ended June 30, 2015:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$40.6	$(2.8)	$27.9	$15.2	$0.3
Interest expense	15.8	7.1	0.1	6.5	2.1
Income taxes	21.4	(1.7)	14.2	8.8	0.1
Depreciation, depletion and amortization	53.6	13.6	24.5	13.7	1.8
Net (gain) from asset sales	(1.4)	—	(1.4)	—	—
Abandonment and impairment	0.1	—	0.1	—	—
Adjusted EBITDA	$130.1	$16.2	$65.4	$44.2	$4.3
The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the three months ended June 30, 2014:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$40.3	$(3.3)	$30.1	$15.7	$(2.2)
Interest expense	15.8	7.0	—	6.6	2.2
Income taxes	22.5	(2.1)	15.8	9.1	(0.3)
Depreciation, depletion and amortization	56.8	13.6	28.5	13.6	1.1
Net (gain) from asset sales	(0.1)	(0.1)	—	—	—
Abandonment and impairment	2.0	—	2.0	—	—
Adjusted EBITDA	$137.3	$15.1	$76.4	$45.0	$0.8
The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the six months ended June 30, 2015:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$125.2	$41.0	$55.6	$29.1	$(0.5)
Interest expense	31.7	14.2	0.1	13.1	4.3
Income taxes	70.2	25.1	28.6	16.8	(0.3)
Depreciation, depletion and amortization	107.9	27.1	49.7	27.7	3.4
Net (gain) from asset sales	(1.4)	—	(1.4)	—	—
Abandonment and impairment	0.1	—	0.1	—	—
Adjusted EBITDA	$333.7	$107.4	$132.7	$86.7	$6.9
The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the six months ended June 30, 2014:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$125.4	$36.3	$61.9	$31.4	$(4.2)
Interest expense	31.6	14.1	—	13.1	4.4
Income taxes	72.6	22.3	32.8	18.2	(0.7)
Depreciation, depletion and amortization	112.1	26.8	55.8	27.2	2.3
Net (gain) from asset sales	(0.1)	(0.1)	—	—	—
Abandonment and impairment	2.0	—	2.0	—	—
Adjusted EBITDA	$343.6	$99.4	$152.5	$89.9	$1.8

The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the 12 months ended June 30, 2015:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$226.3	$59.9	$116.5	$58.3	$(8.4)
Interest expense	63.2	28.3	0.2	26.1	8.6
Income taxes	123.5	34.8	57.3	34.2	(2.8)
Depreciation, depletion and amortization	209.5	53.9	94.4	55.0	6.2
Net (gain) loss from asset sales	(2.5)	—	(3.0)	0.5	—
Abandonment and impairment	0.1	—	0.1	—	—
Adjusted EBITDA	$620.1	$176.9	$265.5	$174.1	$3.6
The following table reconciles Questar's net income (loss) to Adjusted EBITDA for the 12 months ended June 30, 2014:

	Questar Consolidated	Questar Gas	Wexpro	Questar Pipeline	Corporate, Other
	(in millions)
Net income (loss)	$174.3	$53.3	$117.8	$9.3	$(6.1)
Interest expense	59.7	25.0	0.1	25.9	8.7
Income taxes	104.4	32.4	65.5	7.7	(1.2)
Depreciation, depletion and amortization	210.9	52.0	100.1	54.5	4.3
Net (gain) loss from asset sales	0.2	(0.1)	0.3	—	—
Abandonment and impairment	82.6	—	2.0	80.6	—
Adjusted EBITDA	$632.1	$162.6	$285.8	$178.0	$5.7